                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
              FIRST QUARTER 2006 ENROLLMENT, REVENUES AND EARNINGS

                   -- STRAYER FIRST QUARTER REVENUES UP 19% --
 -- STRAYER FIRST QUARTER DILUTED EPS $1.10 / $1.15 EXCLUDING STOCK-BASED
                                 COMPENSATION --
     -- STRAYER SPRING 2006 TOTAL ENROLLMENTS UP 15% / NEW STUDENTS UP 22% /
                                ONLINE UP 25% --
                -- TWO NEW CAMPUSES WILL OPEN FOR SUMMER TERM --

ARLINGTON, Va., May 4, 2006 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended March 31, 2006. Financial highlights are as follows:

THREE MONTHS ENDED MARCH 31

o    Revenues for the three months ended March 31, 2006 increased 19% to $67.1 million, compared to $56.2 million for the same period in 2005, due to increased enrollment and a 5% tuition increase which commenced in January
     2006.

o    Income from operations was $25.0 million compared to $22.5 million for the same period in 2005, an increase of 11%. In 2006, the Company began recording stock-based compensation expense which amounted to $1.3 million before tax for the three months ended March 31, 2006. Excluding stock-based compensation expense, income from operations was $26.3 million, an increase of 17% compared to 2005.

o    Net income was $16.0 million compared to $14.1 million for the same period in 2005, an increase of 13%. Net income for the three months ended March
     31, 2006 includes $0.8 million after tax related to stock-based compensation expense. Excluding stock-based compensation expense, net income was $16.8 million, an increase of 19% compared to 2005. Diluted earnings per share was $1.10 compared to $0.94 for the same period in 2005, an increase of 17%. Diluted earnings per share for the three months ended
     March 31, 2006

                                        5

     includes $0.05 per share related to stock-based compensation expense.
     Excluding stock-based compensation expense, diluted earnings per share was
     $1.15, an increase of 22% compared to 2005. Diluted weighted average shares outstanding decreased to 14,559,000 from 14,950,000 for the same period in
     2005.

Income from operations, net income and diluted earnings per share for the three months ended March 31, 2006 excluding stock-based compensation (as presented above) are considered non-GAAP financial measures. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years.

"We are pleased with our solid financial results for the first quarter and our strong student enrollment for the spring term," said Robert S. Silberman,
Chairman and CEO of Strayer Education, Inc. "We continued to expand our geographic footprint with the successful opening of our two new Pittsburgh, Pa.
campuses. In the second quarter, we will open two more campuses: a fourth campus in metro Atlanta, and a third campus in the Norfolk, Va. area. These campuses will serve increasing student demand in two of our existing markets. We remain on target to open eight new campuses in 2006."

BALANCE SHEET AND CASH FLOW

At March 31, 2006, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $126.2 million and no debt. The Company generated $24.9 million from operating activities in the first quarter of 2006. Capital expenditures were $3.3 million for the same period.

During the three months ended March 31, 2006, the Company spent $14.0 million for the repurchase of 143,800 shares of common stock at an average price of
$97.16 per share as part of a previously announced common stock repurchase authorization. The Company's remaining authorization for common stock repurchases was $18.0 million at March 31, 2006.

For the first quarter 2006, bad debt expense as a percentage of revenue was 2.5%
compared to 2.2% for the same period in 2005. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 10 days at the end of the first quarter of 2006, compared to nine days at the end of the same period in 2005.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2006 spring term increased 15% to
27,289 students compared to 23,733 for the same term in 2005. For the 2006 spring term, Strayer University's rate of growth of new students was 22%, and its rate of growth of continuing students was 14%. Out-of-area online students increased 25% while students taking 100% of their classes at Strayer University
Online (including campus based students) increased 25%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2006 spring term increased to
18,662.

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                               STUDENT ENROLLMENT
                               ------------------

                                                                                Spring        Spring         %
                                                                                 2005          2006        Change
                                                                              -----------   ----------- ------------

Campus Based Students:
     New Campuses (17 in operation 3 years or less)
         Classroom                                                                 1,136         2,131          88%
         Online                                                                    1,392         2,684          93%
                                                                              -----------   -----------
    Total New Campus Students                                                      2,528         4,815          90%
                                                                              -----------   -----------

    Mature Campuses (22 in operation more than 3 years)
         Classroom                                                                10,131         9,635          -5%
         Online                                                                    8,594         9,739          13%
                                                                              -----------   -----------
    Total Mature Campus Students                                                  18,725        19,374           3%
                                                                              -----------   -----------

Total Campus Based Students                                                       21,253        24,189          14%

Out-of-area Online Students                                                        2,480         3,100          25%
                                                                              -----------   -----------

Total Students                                                                    23,733        27,289          15%
                                                                              ===========   ===========

Total Students Taking 100% of Courses Online                                      12,466        15,523          25%

Total Students Taking at Least 1 Course Online                                    15,246        18,662          22%

NEW CAMPUS OPENINGS

The Company reported today that it will open two new campuses for the 2006 summer term - one in Virginia Beach, Va., its third campus in the greater
Norfolk area, and the other in Atlanta, Ga., its fourth campus in metropolitan
Atlanta. These new campuses will increase the total number of Strayer University campuses to 41.

COMMON STOCK CASH DIVIDEND

The Company announced today that its Board of Directors has declared its regular, quarterly common stock cash dividend of $0.25 per share. This dividend will be paid on June 12, 2006 to shareholders of record as of May 26, 2006.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2006 spring term and the planned investments in opening new campuses, the Company estimates second quarter 2006 diluted EPS will be in the range of $0.93-$0.95, or $1.02-$1.04 excluding the impact of FAS 123(R). The Company estimates that it will incur stock-based compensation expense of approximately $0.09

                                        7

per share after tax in the second quarter of 2006 and approximately $0.36 per share after tax for the full year 2006.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its first quarter
2006 earnings on May 4, 2006 at 10:00 a.m. ET. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 3204811) starting at 1:00 p.m. ET today and will be available through Monday, May 8, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 27,000 working adult students at 41 campuses in nine states and Washington,
D.C., in the eastern United States and worldwide via the Internet through
Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the
Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher
Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the
Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                                        8

                             STRAYER EDUCATION, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    For the three months
                                                      ended March 31,
                                                --------------------------
                                                  2005             2006
                                                --------          -------

Revenues .....................................   $56,153          $67,090
                                                --------          -------
Costs and expenses:
   Instruction and educational support .......    18,459           22,038
   Selling and promotion .....................     8,663           10,672
   General and administration ................     6,543            9,394
                                                --------          -------
Total costs and expenses .....................    33,665           42,104
                                                --------          -------
Income from operations .......................    22,488           24,986
Investment and other income ..................       610              955
                                                --------          -------
Income before income taxes ...................    23,098           25,941
Provision for income taxes ...................     9,007            9,985
                                                --------          -------
Net income ...................................   $14,091          $15,956
                                                ========          =======
Net income per share:
  Basic ......................................    $ 0.96            $1.12
  Diluted ....................................    $ 0.94            $1.10
Weighted average shares outstanding:
  Basic ......................................    14,661           14,258
  Diluted ....................................    14,950           14,559

In 2006, the Company began recording stock-based compensation expense under FAS
123(R). For the three months ended March 31, 2006, stock-based compensation expense was $1.3 million, $0.8 million net of tax, and reduced EPS by $0.05. The table below sets forth the amount of stock-based compensation expense recorded in each of the expense line items. There was no stock-based compensation expense recorded for the three months ended March 31, 2005 because the Company had not adopted the recognition provisions of FAS 123(R) until the beginning of 2006.
                                                    For the three months
                                                       ended March 31,
                                                -----------------------------
                                                  2005              2006
                                                --------          --------
     Instruction and educational support ....        --           $   214
     Selling and promotion ..................        --               132
     General and administration .............        --               974
                                                --------          --------
      Total stock-based compensation expense.        --           $ 1,320
                                                ========          ========

The pro forma impact of recording stock-based compensation expense in the first quarter of 2005 was disclosed in Note 5 to the Company's Condensed Consolidated
Financial Statements included in its Form 10-Q for the three months ended March
31, 2005. As disclosed in such note, including $0.5 million in stock-based compensation expense net of tax, the Company would have reported net income of approximately $13.6 million and diluted EPS of $0.91 for the three months ended
March 31, 2005.

                                        9

                                   STRAYER EDUCATION, INC.
                        UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                      At December      At March 31,
                                                                                       31, 2005             2006
                                                                                    --------------     --------------

                             ASSETS

Current assets:

  Cash and cash equivalents ...................................................          $74,212             $50,742
  Marketable securities available for sale, at fair value .....................           45,594              75,471
  Tuition receivable, net of allowances for doubtful accounts of $1,927 and
    $2,344 at December 31, 2005 and March 31, 2006, respectively ..............           55,935              60,897
  Other current assets ........................................................            2,581               4,098
                                                                                       ---------            --------
       Total current assets ...................................................          178,322             191,208
Property and equipment, net ...................................................           46,684              47,999
Restricted cash ...............................................................              500                 500
Other assets ..................................................................              339                 811
                                                                                       ---------            --------
       Total assets ...........................................................         $225,845            $240,518
                                                                                       =========            ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable ...........................................................          $ 6,402             $ 7,915
   Accrued expenses ...........................................................            1,483               1,139
   Income taxes payable .......................................................            3,773              10,330
   Unearned tuition ...........................................................           55,778              60,981
                                                                                       ---------            --------
        Total current liabilities .............................................           67,436              80,365
Deferred income taxes .........................................................              205                  --
Long-term liabilities .........................................................            6,364               6,337
                                                                                       ---------            --------
        Total liabilities .....................................................           74,005              86,702
                                                                                       ---------            --------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01; 20,000,000 shares

     authorized; 14,292,249 and 14,339,427 shares issued and
     outstanding at December 31, 2005 and March 31, 2006, respectively ........              143                 142
  Additional paid-in capital ..................................................          104,923              94,631
  Retained earnings ...........................................................           47,020              59,364
  Accumulated other comprehensive income (loss) ...............................             (246)               (321)
                                                                                       ---------            ---------
         Total stockholders' equity ...........................................          151,840             153,816
                                                                                       ---------            ---------
         Total liabilities and stockholders' equity ...........................         $225,845            $240,518
                                                                                       =========            =========

                                       10

                                    STRAYER EDUCATION, INC.
                   UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (AMOUNTS IN THOUSANDS)

                                                                For the three months ended March 31,
                                                               ----------------------------------------
                                                                          2005                  2006
                                                                        --------              --------

Cash flows from operating activities:
  Net income .................................................           $14,091              $15,956
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Amortization of deferred rent .........................                (7)                  (2)
       Depreciation and amortization .........................             1,501                1,704
       Provision for student loan losses .....................               (21)                 (45)
       Deferred income taxes .................................               (49)                (838)
       Stock-based compensation...............................                --                1,160
  Changes in assets and liabilities:
       Tuition receivable, net ...............................            (3,751)              (4,962)
       Other current assets ..................................              (682)              (1,305)
       Other assets ..........................................                --                   (3)
       Accounts payable ......................................               778                1,838
       Accrued expenses ......................................            (1,389)                (344)
       Income taxes payable ..................................             2,857                7,539
       Excess tax benefits from stock-based payment
         arrangements ........................................                --                 (982)
       Unearned tuition ......................................             5,156                5,203
       Deferred lease incentives .............................               800                   --
  Student loans originated ...................................              (336)                  (3)
  Collections on student loans receivable and held for sale ..               365                   23
                                                                       ----------           ----------
           Net cash provided by operating activities .........            19,313               24,939
                                                                       ----------           ----------
Cash flows from investing activities:
  Purchases of property and equipment ........................            (1,608)              (3,344)
  Purchases of marketable securities .........................                --              (30,000)
                                                                       ----------           ----------
           Net cash used in investing activities .............            (1,608)             (33,344)
                                                                       ----------           ----------
Cash flows from financing activities:
  Common dividends paid ......................................            (1,834)              (3,612)
  Proceeds from exercise of stock options ....................                --                1,537
  Excess tax benefits from stock-based payment arrangements ..                --                  982
  Repurchase of common stock .................................            (2,991)             (13,972)
                                                                       ----------           ----------
           Net cash used in financing activities .............            (4,825)             (15,065)
                                                                       ----------           ----------
           Net increase (decrease) in cash and
             cash equivalents ................................            12,880              (23,470)

Cash and cash equivalents - beginning of period ..............            97,004               74,212
                                                                       ----------           ----------
Cash and cash equivalents - end of period ....................          $109,884              $50,742
                                                                       ==========           ==========
Non-cash transactions:
    Purchases of property and equipment included in accounts
        payable .............................................            $ 1,489              $   236
                                                                       =========            ==========

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                             STRAYER EDUCATION, INC.
                 RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES TO GAAP
                                FINANCIAL MEASURES (a)
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   For the three months ended March 31, 2006
                                                               ---------------------------------------------------

                                                                                  Stock-based
                                                                   GAAP           Compensation         Non-GAAP
                                                                 Results            Expense            Results
                                                               -------------     ---------------     -------------

Revenues..............................................            $ 67,090           $      --          $ 67,090
                                                               -----------       ---------------     -------------
Costs and expenses:
    Instruction & educational support.................              22,038                (214)           21,824
    Selling & promotion...............................              10,672                (132)           10,540
    General & administration..........................               9,394                (974)            8,420
                                                               -----------       ---------------     -------------
Total costs and expenses..............................              42,104              (1,320)           40,784
                                                               -----------       ---------------     -------------
Income from operations................................              24,986               1,320            26,306
Investment and other income...........................                 955                  --               955
                                                               -----------       ---------------     -------------
Income before income taxes............................              25,941               1,320            27,261
Provision for income taxes............................               9,985                 509            10,494
                                                               -----------       ---------------     -------------
Net income............................................            $ 15,956           $     811          $ 16,767
                                                               ===========       ===============     =============
Net income per share:
    Basic.............................................            $   1.12           $    0.05          $   1.18
    Diluted...........................................            $   1.10           $    0.05          $   1.15
Weighted average shares outstanding:
    Basic.............................................              14,258                                14,258
    Diluted...........................................              14,559                                14,559

-----------------------------

(a) These unaudited non-GAAP financial measures are for informational purposes only and are not presented in accordance with GAAP. The Company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude stock-based compensation expense which had not been included in the prior years. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's condensed consolidated statements of income.

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